Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hudson Highland Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-119563) and Form S-8 (Nos. 333-104209, 333-104210, 333-104212, 333-117005, 333-117006 and 333-126915) of Hudson Highland Group, Inc. of our reports dated March 10, 2006, relating to the consolidated financial statements and financial statement schedule, and management’s assessment of and the effective operation of Hudson Highland Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York

March 10, 2006